September 24, 1997
        Page 1

                               September 24, 1997


        Scudder International Fund, Inc.
        345 Park Place
        New York, New York 10154

        Ladies and Gentlemen:

         We have acted as special Maryland counsel to Scudder International Fund, Inc. ("Scudder International"), a corporation organized under the laws of the State of Maryland on June 23, 1975, and having its principal place of business in New York, New York. Scudder International has six authorized series of stock, the International Fund series (the "International Fund Series"), the Latin America Fund series, the Pacific Opportunities Fund series, the Greater Europe Growth Fund series, the Emerging Markets Growth Fund series and the International Growth and Income Fund series. The International Fund Series currently consists of two hundred million (200,000,000) authorized shares of capital stock, with a par value of One Cent ($0.01) per share.

         Scudder International has filed a registration statement on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission, relating to, among other things, the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of the Barrett International Shares class of the International Fund Series. Shares of the Barrett International Shares class of the International Fund Series are to be issued pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated September 18, 1997, between Scudder International, on behalf of the International Fund Series, and Scudder Institutional Fund, Inc. ("Scudder Institutional"), a corporation organized under the laws of the State of Maryland on January 2, 1986, and having its principal place of business in New York, New York, on behalf of Scudder Institutional's Institutional International Equity Portfolio series (the "Institutional Fund Series"). Pursuant to the Agreement (i) the Institutional Fund Series will transfer all or substantially all of its assets to the International Fund Series in exchange for shares of the Barrett International Shares class of the International Fund Series and the assumption by the International Fund Series of all identified and stated liabilities of the Institutional Fund Series and (ii) such shares of the Barrett International Shares class of the International Fund Series will be distributed to the shareholders of the Institutional Fund Series in complete liquidation of the Institutional Fund Series.

         We understand that, as of the date of this opinion, Scudder International does not have the authority to issue shares of the Barrett International Shares class of the International Fund Series because the Barrett International Shares class of the International Fund Series has not been created. We understand, however, that prior to the closing under the Agreement (the "Closing"), the Board of Directors of Scudder International will adopt resolutions, pursuant to Section 2-208 of the Maryland General Corporation Law (the "MGCL"), classifying a number of


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        September 24, 1997
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        the then unissued shares of the International Fund Series as the Barrett
        International Shares class of the International Fund Series and will cause to be filed articles supplementary (the "Articles Supplementary") with the Maryland State Department of Assessments and Taxation (the "Department") in connection with such resolutions. We further understand that shares of the International Fund Series not classified as the Barrett International Shares class of the International Fund Series will be appropriately described in the Articles Supplementary as a separate class of the International Fund Series. The Registration Statement provides that the Barrett International Shares class of the International Fund Series will be identical in all material respects to the shares of the International Fund Series currently being offered and sold, except as otherwise described in the Registration Statement. In rendering the opinion expressed herein, we have assumed that, prior to the Closing: (i) Scudder International will take the actions described in this paragraph; (ii) the Articles Supplementary will be prepared and executed in the manner required by the MGCL; and (iii) the Articles Supplementary will be filed and accepted for record by the Department.

         We further understand that, as of the date of this opinion, the assets of the Institutional Fund Series of Scudder Institutional constitute all or substantially all of the assets of Scudder Institutional and that, contemporaneous with the Closing, Scudder Institutional will file, pursuant to Section 3-109 of the MGCL, articles of transfer (the "Articles of Transfer") with the Department. In rendering the opinion expressed herein, we have assumed that, prior to or contemporaneous with the Closing, the Articles of Transfer will be prepared and executed in accordance with the requirements of the MGCL and will be filed and accepted for record by the Department.

         In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         a. the Charter of Scudder International, as on file with the Department;

         b.       the Bylaws of Scudder International;

         c.       the Agreement;

         d.       the Registration Statement, including all amendments thereto;

         e. a certificate of the Department dated September 23, 1997 as to Scudder International's good standing in the State of Maryland; and

         f. a certificate of an officer of Scudder International as to the accuracy and completeness of certain corporate records presented to us as to certain corporate actions to be taken by Scudder International in connection with the Agreement.


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        September 24, 1997
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         In addition, we have reviewed such other documents and have made such legal and factual investigations as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authenticity of the originals of such copies.
         In addition, in rendering the opinion expressed herein, we have assumed
        (i) that there have been no modifications of any provision of any document reviewed by us in connection with the rendering of this opinion; (ii) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within any due diligence review undertaken by us;
        (iii) the legal existence of Scudder Institutional; (iv) the due authorization of Scudder Institutional and Scudder International to enter into the transactions contemplated by the Agreement and the Articles of Transfer; (v) the due execution and delivery of Scudder Institutional and Scudder International of the Agreement; (vi) that the Articles of Transfer will be duly executed and delivered by Scudder Institutional and Scudder International; (vii) the legality, validity, binding effect, and enforceability as to each of Scudder Institutional and Scudder International of the Agreement; (viii) that the Articles of Transfer will be legal, valid, binding and enforceable against Scudder Institutional and Scudder International; (ix) that each of Scudder Institutional and Scudder International has the legal right and power, corporate or other, and authority under all applicable laws and regulations to execute, deliver, and perform all of its obligations under the Agreement and the Articles of Transfer and (x) that prior to the Closing, the Board of Directors of Scudder International will adopt resolutions, pursuant to Section 2-203 of the MGCL, authorizing the issuance of the Barrett International Shares class of the International Fund Series pursuant to and in accordance with the terms described in the Agreement and the Registration Statement.

         In rendering the opinion expressed herein, we also have assumed that at no time prior to and including the date when the shares of the Barrett International Shares class of the International Fund Series are issued to the Institutional Fund Series pursuant to the Agreement will (i) Scudder's Charter, Bylaws or the corporate authorization to issue the Shares be amended, repealed or revoked or (ii) the total number of the issued shares of the Barrett International Shares class of the International Fund Series exceed the number of shares of such class classified by the Articles Supplementary. We further assume that at all times (i) the net asset value per share of the Barrett International Shares class of International Fund Series will exceed One Cent ($0.01) and (ii) Scudder International will be in good standing with the Department.

         As to matters of law, this opinion is based solely on the MGCL. We express no opinion herein as to any other laws, statutes, regulations or ordinances, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act"), or the securities laws of any state.
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        September 24, 1997
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         Based on the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. If and when issued to the Institutional Fund Series pursuant to the terms of the Agreement and under the circumstances contemplated by the Registration Statement, the shares of the Barrett International Shares class of the International Fund Series will be duly and validly issued, fully paid and non-assessable.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. We consent to your filing of this opinion letter with the Securities and Exchange Commission (the "SEC") in connection with an amendment to the Registration Statement which you are about to file pursuant to the Securities Act.


                                            Sincerely yours,

                                            /s/ Ober, Kaler, Grimes & Shriver,
                                            a Professional Corporation